Exhibit 99.1

PRESS RELEASE

For release:	November 9, 2020

Contact:	Media
Stephen W. Ries
Senior Corporate Counsel
(610) 668-3270
sries@global-indemnity.com

Global Indemnity Group, LLC Reports Third Quarter 2020 Results

Bala Cynwyd, Pennsylvania, (November 9, 2020) – Global Indemnity Group, LLC (NASDAQ:GBLI) (the “Company”) today reported a net loss of $22.2 million for the nine months ended September 30, 2020 compared to net income of $41.0 million for the corresponding period in 2019. Adjusted operating income was $16.8 million for the nine months ended September 30, 2020 compared to $31.7 million for the corresponding period in 2019.

Selected Operating and Balance Sheet Information

(Dollars in millions, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Gross Written Premiums	$143.7	$157.2	$464.0	$478.7
Net Earned Premiums	$140.3	$133.3	$426.6	$383.6

Net income (loss) available to shareholders	$(15.2)	$6.7	$(22.2)	$41.0
Net income (loss) available to shareholders per share	$(1.06)	$0.47	$(1.56)	$2.86

Adjusted operating income (loss)	$(4.4)	$8.8	$16.8	$31.7
Adjusted operating income per share	$(0.30)	$0.61	$1.16	$2.21

Combined ratio analysis:
Loss ratio	69.2%	55.2%	56.7%	52.7%
Expense ratio	38.0%	40.0%	38.3%	40.1%

Combined ratio	107.2%	95.2%	95.0%	92.8%

	As of September 30, 2020	As of June 30, 2020	As of March 31, 2020	As of December 31, 2019
Book value per share (1)	$49.85	$51.24	$47.12	$50.82
Shareholders’ equity (2)	$720.7	$735.2	$674.6	$726.8
Cash and invested assets (3)	$1,449.1	$1,633.4	$1,550.6	$1,607.0

(1)

Net of cumulative Company dividends to common shareholders totaling $2.75 per share, $2.50 per share, $2.25 per share, and $2.00 per share as of September 30, 2020, June 30, 2020, March 31, 2020, and December 31, 2019, respectively.

(2)	September 30, 2020 shareholders’ equity includes $4 million of series A cumulative fixed rate preferred shares.
(3)	Including receivable/(payable) for securities sold/(purchased).

Selected Financial Data for the Three Months Ended September 30, 2020:

•	Underwriting income / (loss) – ($9.5) million in 2020 mainly due to catastrophes compared to $6.6 million in 2019.

•	Investment Income - $11.7 million in 2020 compared to $11.3 million in 2019. In 2020 lower yields on fixed income were offset by improved performance on alternative investments.

•	Realized gains / (loss) - $7.3 million in 2020 compared to ($2.7) million in 2019.

•	Corporate expenses - $21.2 million in 2020 compared to $3.9 million in 2019 mainly due to expenses incurred related to the redomestication of the Company completed on August 28, 2020.

•	Loss on extinguishment of debt – $3.1 million of prepaid debt issuance costs were written off when $100 million of subordinated debt was retired on August 15, 2020.

•	Tax benefit – $3.2 million in 2020 compared to $0.3 million in 2019.

Selected Financial Data for the Nine Months Ended September 30, 2020:

•	Underwriting income - $22.8 million in 2020 compared to $29.3 million in 2019.

•

Investment Income - $19.5 million in 2020 compared to $32.4 million in 2019. In 2020 alternative investments performed poorly in the early part of the year and book yields on the fixed income portfolio have declined.

•	Realized gains / (loss) – ($22.3) million in 2020 due to common stock sales in early 2020 and interest rate hedges compared to $11.3 million in 2019.

•	Corporate expenses - $34.0 million in 2020 compared to $11.7 million in 2019 mainly due to expenses incurred related to the redomestication of the Company completed on August 28, 2020.

•	Loss on extinguishment of debt – $3.1 million of prepaid debt issuance costs were written off when $100 million of subordinated debt was retired on August 15, 2020.

•	Tax benefit / (expense) – $8.2 million in 2020 compared to ($5.2) million in 2019.

About Global Indemnity Group, LLC and its subsidiaries

Global Indemnity Group, LLC (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance companies, provides both admitted and non-admitted specialty property and specialty casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Group, LLC’s four primary segments are:

•	Commercial Specialty

•	Specialty Property

•	Farm, Ranch, & Stable

•	Reinsurance Operations

Forward-Looking Information

The forward-looking statements contained in this press release1 do not address a number of risks and uncertainties including COVID-19. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1]	Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.

Global Indemnity Group LLC’s Combined Ratio for the Three and Nine Months Ended September 30, 2020 and 2019

For the three months ended September 30, 2020, the Company recorded a combined ratio of 107.2% (Loss Ratio 69.2% and Expense Ratio 38.0%) as compared to 95.2% (Loss Ratio 55.2% and Expense Ratio 40.0%) for the three months ended September 30, 2019.

•

The accident year casualty loss ratio increased 3.4 points to 58.3% in 2020 as compared to 54.9% in 2019 primarily as a result of an increase in the Reinsurance Operations’ casualty loss ratio due to the addition of a new casualty reinsurance treaty.

•

The Company’s accident year property loss ratio increased by 27.0 points to 90.3% in 2020 from 63.3% in 2019 primarily as a result of an increase in frequency and severity of catastrophe claims including the impact of Hurricane Laura and the Midwest Derecho. This increase was partially offset by reductions in frequency and severity on non-catastrophe claims.

For the nine months ended September 30, 2020, the Company recorded a combined ratio of 95.0% (Loss Ratio 56.7% and Expense Ratio 38.3%) as compared to 92.8% (Loss Ratio 52.7% and Expense Ratio 40.1%) for the nine months ended September 30, 2019.

•

The accident year casualty loss ratio improved 0.4 points to 56.5% in 2020 as compared to 56.9% in 2019 primarily as a result of lower claims frequency and severity within the Insurance Operations partially offset by an increase in the Reinsurance Operations’ casualty loss ratio due to the addition of a new casualty reinsurance treaty.

•

The Company’s accident year property loss ratio increased by 9.7 points to 69.2% in 2020 from 59.5% in 2019 primarily as a result of an increase in frequency and severity of catastrophe claims including the impact of Hurricane Laura and the Midwest Derecho. This increase was partially offset by reductions in frequency and severity on non-catastrophe claims.

Global Indemnity Group, LLC’s Gross Written and Net Earned Premiums Results by Segment for the Three and Nine Months Ended September 30, 2020 and 2019

	Three Months Ended September 30,
	Gross Written Premiums			Net Earned Premiums
	2020	2019	% Change	2020	2019	% Change
Commercial Specialty	$74,971	$73,175	2.5%	$73,887	$60,869	21.4%
Specialty Property	34,730	42,611	(18.5%)	31,388	34,554	(9.2%)
Farm, Ranch, & Stable	19,443	21,410	(9.2%)	19,978	18,377	8.7%
Reinsurance Operations	14,605	19,981	(26.9%)	15,049	19,512	(22.9%)

Total	$143,749	$157,177	(8.5%)	$140,302	$133,312	5.2%

	Nine Months Ended September 30,
	Gross Written Premiums			Net Earned Premiums
	2020	2019	% Change	2020	2019	% Change
Commercial Specialty	$243,099	$214,467	13.4%	$211,329	$173,215	22.0%
Specialty Property	107,951	128,771	(16.2%)	99,147	104,740	(5.3%)
Farm, Ranch, & Stable	64,798	65,872	(1.6%)	57,691	52,849	9.2%
Reinsurance Operations	48,174	69,589	(30.8%)	58,450	52,798	10.7%

Total	$464,022	$478,699	(3.1%)	$426,617	$383,602	11.2%

Commercial Specialty: Gross written premiums and net earned premiums increased 2.5% and 21.4%, respectively, for the three months ended September 30, 2020 as compared to the same period in 2019. Gross written premiums and net earned premiums increased 13.4% and 22.0%, respectively, for the nine months ended September 30, 2020 as compared to the same period in 2019. The increases are primarily driven by organic growth in our excess and surplus lines business from existing agents as well as increased pricing, and several new programs.

Specialty Property: Gross written premiums and net earned premiums decreased by 18.5% and 9.2%, respectively, for the three months ended September 30, 2020 as compared to the same period in 2019. Gross written premiums and net earned premiums decreased by 16.2% and 5.3%, respectively, for the nine months ended September 30, 2020 as compared to the same period in 2019. The decreases are primarily due to a continued reduction of catastrophe exposed business.

Farm, Ranch, & Stable: Gross written premiums decreased 9.2% and net earned premiums increased 8.7% for the three months ended September 30, 2020 as compared to the same period in 2019. Gross written premiums decreased 1.6% and net earned premiums increased 9.2%, respectively, for the nine months ended September 30, 2020 as compared to the same period in 2019. The decrease in gross written premiums was primarily due to an effort to reduce exposure in catastrophe prone areas to improve overall profitability. The increase in net earned premiums was primarily due to an increase in pricing and new agent appointments.

Reinsurance Operations: Gross written premiums and net earned premiums decreased 26.9% and 22.9% for the three months ended September 30, 2020, as compared to the same period in 2019. Gross written premiums decreased 30.8% and net earned premiums increased 10.7% for the nine months ended September 30, 2020, as compared to the same period in 2019. The decrease in gross written premiums as well as the decrease in net earned premiums for the three months ended September 30, 2020 was primarily due to the non-renewal of property catastrophe treaties. The increase in net earned premiums for the nine months ended September 30, 2020 was primarily due to the growth of the new casualty treaty entered into during 2019.

###

Note: Tables Follow

GLOBAL INDEMNITY GROUP, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Gross written premiums	$143,749	$157,177	$464,022	$478,699

Net written premiums	$130,611	$138,836	$416,987	$421,321

Net earned premiums	$140,302	$133,312	$426,617	$383,602
Net investment income	11,746	11,348	19,516	32,393
Net realized investment gains (loss)	7,323	(2,690)	(22,332)	11,290
Other income	542	264	1,473	1,274

Total revenues	159,913	142,234	425,274	428,559

Net losses and loss adjustment expenses	97,148	73,583	242,092	201,979
Acquisition costs and other underwriting expenses	53,268	53,366	163,258	153,643
Corporate and other operating expenses	21,196	3,858	34,037	11,702
Interest expense	3,620	5,023	13,197	15,088

Loss on extinguishment of debt	3,060	—	3,060	—

Income (loss) before income taxes	(18,379)	6,404	(30,370)	46,147
Income tax expense (benefit)	(3,209)	(317)	(8,173)	5,163

Net income (loss)	(15,170)	6,721	(22,197)	40,984
Less: Preferred stock distributions	42	—	42	—

Net income (loss) available to common shareholders	$(15,212)	$6,721	$(22,239)	$40,984

Per share data:
Net income (loss) available to common shareholders
Basic	$(1.06)	$0.47	$(1.56)	$2.89
Diluted (1)	$(1.06)	$0.47	$(1.56)	$2.86
Weighted-average number of shares outstanding
Basic	14,304	14,203	14,277	14,182
Diluted (1)	14,304	14,328	14,277	14,329

Cash dividends/distributions declared per common share	$0.25	$0.25	$0.75	$0.75

Combined ratio analysis: (2)
Loss ratio	69.2	55.2	56.7	52.7
Expense ratio	38.0	40.0	38.3	40.1

Combined ratio	107.2	95.2	95.0	92.8

(1)	For the three and nine months ended September 30, 2020, weighted-average number of shares outstanding – basic was used to calculate diluted earnings per share due to a net loss for these periods.
(2)

The loss ratio, expense ratio and combined ratio are GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net earned premiums. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net earned premiums. The combined ratio is the sum of the loss and expense ratios.

GLOBAL INDEMNITY GROUP, LLC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited) September 30, 2020	December 31, 2019
ASSETS
Fixed Maturities:
Available for sale securities, at fair value (amortized cost: 2020 - $1,260,439 and 2019 - $1,231,568; net of allowance of: 2020 - $0)	$1,303,775	$1,253,159
Equity securities, at fair value	75,941	263,104
Other invested assets	37,749	47,279

Total investments	1,417,465	1,563,542

Cash and cash equivalents	37,211	44,271
Premiums receivable, net of allowance for credit losses of $2,869 at September 30, 2020	109,820	118,035
Reinsurance receivables, net of allowance for credit losses of $8,992 at September 30, 2020	112,633	83,938
Funds held by ceding insurers	46,894	48,580
Federal income taxes receivable	—	10,989
Deferred federal income taxes	35,300	31,077
Deferred acquisition costs	67,470	70,677
Intangible assets	21,094	21,491
Goodwill	6,521	6,521
Prepaid reinsurance premiums	15,558	16,716
Other assets	69,791	60,048

Total assets	$1,939,757	$2,075,885

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$669,930	$630,181
Unearned premiums	304,074	314,861
Ceded balances payable	9,576	20,404
Payables for securities purchased	5,630	850
Contingent commissions	11,329	11,928
Debt	126,253	296,640
Other liabilities	92,252	74,212

Total liabilities	1,219,044	1,349,076

Shareholders’ equity:
Series A cumulative fixed rate preferred shares, $1,000 par value; 100,000,000 shares authorized, shares issued and outstanding: 4,000 and 0 shares, respectively, liquidation preference: $1,000 per share and $0, respectively	4,000	—
Common shares, par value: no par at September 30, 2020 and $0.0001 at December 31, 2019, 900,000,000 common shares authorized; class A common shares issued: 10,242,703 and 10,282,277 respectively; class A common shares outstanding: 10,242,703 and 10,167,056, respectively; class B common shares issued and outstanding: 4,133,366 and 4,133,366, respectively	—	2
Additional paid-in capital (1)	443,437	442,403
Accumulated other comprehensive income, net of taxes	35,720	17,609
Retained earnings (1)	237,556	270,768
Class A common shares in treasury, at cost: 0 and 115,221 shares, respectively	—	(3,973)

Total shareholders’ equity	720,713	726,809

Total liabilities and shareholders’ equity	$1,939,757	$2,075,885

(1)

Since the Company’s initial public offering in 2003, the Company repurchased 20.2 million shares for a total of $488 million. These share repurchases are reflected by a $488 million reduction of the Company’s additional paid-in capital and retained earnings as of September 30, 2020 and December 31, 2019. Retained earnings are also net of $40 million and $29 million of cumulative historic Company dividends to shareholders as of September 30, 2020 and December 31, 2019, respectively.

GLOBAL INDEMNITY GROUP, LLC

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	(Unaudited) September 30, 2020	December 31, 2019
Fixed maturities	$1,303.8	$1,253.2
Cash and cash equivalents	37.2	44.3

Total bonds and cash and cash equivalents	1,341.0	1,297.5
Equities and other invested assets	113.7	310.4

Total cash and invested assets, gross	1,454.7	1,607.9
Payable for securities purchased	(5.6)	(0.9)

Total cash and invested assets, net	$1,449.1	$1,607.0

	Total Investment Return (1)
	For the Three Months Ended September 30, (unaudited)		For the Nine Months Ended September 30, (unaudited)
	2020	2019	2020	2019
Net investment income	$11.7	$11.3	$19.5	$32.4

Net realized investment gains (losses)	7.3	(2.7)	(22.3)	11.3
Net unrealized investment gains	0.1	10.0	22.2	53.4

Net realized and unrealized investment gains (losses)	7.4	7.3	(0.1)	64.7

Total net investment income and gains	$19.1	$18.6	$19.4	$97.1

Average total cash and invested assets	$1,541.2	$1,585.2	$1,528.0	$1,562.2

Total investment return %	1.2%	1.2%	1.3%	6.2%

(1)	Amounts in this table are shown on a pre-tax basis.

GLOBAL INDEMNITY GROUP, LLC

SUMMARY OF ADJUSTED OPERATING INCOME (LOSS)

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted operating income (loss), net of tax	$(4,356)	$8,768	$16,777	$31,694
Adjustments:
Net realized investment gains (losses)	6,102	(2,047)	(18,454)	9,290
Expenses related to redomestication	(16,958)	—	(20,562)	—

Net income (loss) available to common shareholders	$(15,212)	$6,721	$(22,239)	$40,984

Weighted average shares outstanding – basic	14,304	14,203	14,277	14,182

Weighted average shares outstanding – diluted (1)	14,304	14,328	14,421	14,329

Adjusted operating income (loss) per share – basic	$(0.30)	$0.62	$1.18	$2.23

Adjusted operating income (loss) per share – diluted (1)	$(0.30)	$0.61	$1.16	$2.21

(1)

For the three months ended September 30, 2020, weighted-average number of shares outstanding – basic was used to calculate adjusted operating income per share - diluted due to a net loss for the period.

Note Regarding Adjusted Operating Income (Loss)

Adjusted operating income (loss), a non-GAAP financial measure, is equal to net income (loss) excluding after-tax net realized investment gains (losses) and other unique charges not related to operations. Adjusted operating income (loss) is not a substitute for net income (loss) determined in accordance with GAAP, and investors should not place undue reliance on this measure.